                   GUIDELINES FOR CERTIFICATION OF TAXPAYER
                 IDENTIFICATION NUMBER OF SUBSTITUTE FORM W-9


     HOW TO OBTAIN A TAXPAYER IDENTIFICATION NUMBER. -- If you do not have a taxpayer identification number or don't know your number, apply for one immediately. To apply, obtain FORM SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration, or FORM SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local IRS office.

     PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING -- Payees specifically exempted from backup withholding on ALL payments include the following:

     (1)  A corporation.

     (2) An organization exempt from tax under Section 501(a), or an IRA, or a custodial account under section 403(b)(7).

     (3)  The United States or any of its agencies or instrumentalities.

     (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

     (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.

     (6) An international organization or any of its agencies or instrumentalities.

     (7)  A foreign central bank of issue.

     (8) A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

     (9)  A real estate investment trust.

     (10) An entity registered at all times during the tax year under the Investment Company Act of 1940.

     (11)  A common trust fund operated by a bank under section 584(a).

     (12)  A financial institution.

     Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

     .   Payments to nonresident aliens subject to withholding under section
         1441.

     . Payments to partnerships not engaged in trade or business in the U.S. and that have at least one nonresident partner.

     .   Payments of patronage dividends not paid in money.

     .   Payments made by certain foreign organizations.

     .   Payments made to a nominee.

     Payments of interest generally not subject to backup withholding include the following:

     .   Payments of interest on obligations issued by individuals.

  NOTE: You may be subject to backup withholding if this interest if $600 or more is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

     .   Payments described in section 6049(b)(5) to nonresident aliens.

     .   Payments on tax-free covenant bonds under section 1451.

     .   Payments made by certain foreign organizations.

     .   Payments made to a nominee.

     Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations.

PENALTIES

     FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

     CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

     PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividends, interest, or other payments to furnish their correct taxpayer identification number to persons who must file information returns with the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

                  WHAT NAME AND NUMBER TO GIVE THE REQUESTER

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
                                              GIVE THE NAME AND
FOR THIS TYPE OF ACCOUNT:                     SOCIAL SECURITY
                                              NUMBER OF:
--------------------------------------------------------------------------------
1.  Individual                                The individual
2.  Two or more individuals (joint            The actual owner of the account
    account)                                  or, if combined funds, the first
                                              individual on the account/1/
3.  Custodian account of a minor              The minor/2/
    (Uniform Gift to Minors Act)
4.  a. The usual revocable savings            The grantor-trustee/1/
       trust (grantor is also trustee)
    b. So-called trust account that is        The actual owner/1/
       not a legal or valid trust under
       state law
5.  Sole proprietorship                       The owner/3/
--------------------------------------------------------------------------------




     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.
--------------------------------------------------------------------------------

                                              GIVE THE NAME AND
FOR THIS TYPE OF ACCOUNT:                     EMPLOYER IDENTIFICATION
                                              NUMBER OF:
--------------------------------------------------------------------------------
6.  Sole proprietorship                       The owner/3/
7.  A valid trust, estate or pension          Legal entity/4/
    trust
8.  Corporate                                 The corporation
9.  Association, club, religious,             The organization
    charitable, educational, or other
    tax-exempt organization
10. Partnership                               The partnership
11. A broker or registered nominee            The broker or nominee
12. Account with the Department of            The public entity
    Agriculture in the name of a public
    entity (such as a state or local
    government, school district, or
    prison) that receives agriculture
    program payments.
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

1   List first and circle the name of the person whose number you furnish.

2   Circle the minor's name and furnish the minor's social security number.

3 You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

4 List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.